FILER:
   COMPANY DATA:
         COMPANY CONFORMED NAME:                    NORTH COUNTRY FINANCIAL CORP
         CENTRAL INDEX KEY:
         STANDARD INDUSTRY CLASSIFICATION:          6022
         IRS NUMBER:                                382062816
         STATE OF INCORPORATION:                    MI
         FISCAL YEAR END:                           1231

   FILING VALUES:
         FORM TYPE:                                 S-3D
         SEC ACT:                                   1933 Act
         SEC FILE NUMBER:                           033-61533
         FILM NUMBER:

   BUSINESS ADDRESS:
         STREET 1:                                  130 S. CEDAR ST
         STREET 2:                                  P O BOX 369
         CITY:                                      MANISTIQUE
         STATE:                                     MI
         ZIP:                                       49854

   MAIL ADDRESS:
         STREET 1:                                  130 S. CEDAR ST
         STREET 2:                                  P O BOX 369
         CITY:                                      MANISTIQUE
         STATE:                                     MI
         ZIP:                                       49854

As filed with the Securities and Exchange Commission on September 15, 1998

                                                       Registration No. 33-61533

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                       NORTH COUNTRY FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         MICHIGAN                                               38-2062816
(STATE OR OTHER JURISDICTION OF                              (IRS  EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


                             130 SOUTH CEDAR STREET
                              MANISTIQUE, MI 49854
                                 (906) 341-8401
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     RONALD G. FORD, CHIEF EXECUTIVE OFFICER
                             130 SOUTH CEDAR STREET
                              MANISTIQUE, MI 49854
                                 (906) 341-8401
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OR AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. /X/

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /

===========================================================================================================================
                                          CALCULATION OF REGISTRATION FEE
===========================================================================================================================

Title of each class of                                    Proposed Maximum             Proposed
Securities to be Registered            Amount            Offering Price Per            Maximum                 Amount
                                        to be                Unit(2)(3)        Aggregate Offering Price   Registration Fee
                                     Registered
---------------------------------------------------------------------------------------------------------------------------
Common Shares                        500,000 Sh (3)         $6.44                     $3,222,222 (1)            $15,000

(1)  Estimated solely for the purpose of calculating the registration fee
(2) The shares will be offered at a price based on fluctuating market prices of North Country Financial Corporation common shares purchased for the particular month. The registration fee is computed in accordance with Rule 457 (c).
(3) The number of shares and price per share have been adjusted to reflect two 3 for 1 stock splits effective April 29, 1996 and August 25, 1998 and a reduction in the number of pre-split shares registered from 750,000 to 55,556.

PROSPECTUS

                       NORTH COUNTRY FINANCIAL CORPORATION

                      AUTOMATIC DIVIDEND REINVESTMENT PLAN

                  Offering up to 500,000 Shares of Common Stock


The Automatic Dividend Reinvestment Plan (the "Plan") of North Country Financial Corporation (the "Corporation") provides holders of the Corporation's common stock ("Common Stock") with a convenient method of purchasing additional shares of Common Stock without payment of any brokerage commission or service charge.

The shares purchased under the Plan may be newly issued shares or shares purchased for participants in the open market, at the Corporation's option. The plan currently provides that shares purchased for participants with reinvested dividends and/or optional payroll deductions will be purchased at fair market value, as determined in the Plan. The Corporation, however, reserves the right to modify the pricing or any other provisions of the Plan at any time. The Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend on earnings, financial requirements and other factors. Any holder of record of Common Stock is eligible to participate in the Plan.

Shareholders who enroll in the Plan will continue to be enrolled unless they notify North Country Bank and Trust, Agent for the Plan, that they wish to withdraw from participation (see "Description of the Plan"). Shareholders who do not wish to participate in the Plan will continue to receive cash dividends (if any), as and when declared by the Board of Directors.

This Prospectus relates to shares of Common Stock of the Corporation registered for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.

                               ------------------

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                               ------------------

                         THE DATE OF THIS PROSPECTUS IS SEPTEMBER 15, 1998

No person has been authorized to give any information or to make any representation other than as contained or incorporated by reference in this Prospectus. This Prospectus does not constitute an offer of any securities other than those described on the cover page or an offer to sell or a solicitation of an offer to buy within any jurisdiction to any person to whom it is unlawful to make such offer or solicitation within such jurisdiction. Neither the delivery of this Prospectus nor any sales made under this Prospectus shall under any circumstance create any implication that there have been no changes in the affairs of the Corporation since the date of this Prospectus.

AVAILABLE INFORMATION

The Corporation is subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at 450 5th Street, NW, Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and Room 1400, 75 Park Place, New York, NY 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 5th Street, NW, Washington, D.C. 20549 at prescribed rates.

In addition, the Corporation is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The commission maintains a World Wide Web site at that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

The Corporation will furnish without charge to each person to whom this Prospectus is delivered, upon the person's written or oral request, a copy of any or all of the documents described under the caption "Incorporation of Certain Documents by Reference," other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

                      NORTH COUNTRY FINANCIAL CORPORATION
                             130 South Cedar Street
                              Manistique, MI 49854
                              Attention: Secretary
                                 (906) 341-8401

                       NORTH COUNTRY FINANCIAL CORPORATION

North Country Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956, as amended. The principal assets of the Corporation are its ownership of all the outstanding capital stock of North Country Bank and Trust, Manistique, Michigan, The First Manistique Agency, The First Northern Services Company, and First Rural Relending Company. The subsidiary bank is engaged in the commercial banking business and provides a full range of banking services. The agency is engaged in the selling of insurance. The service company operates a real estate appraisal business. First Rural Relending Company is a non-profit lending corporation.

The Corporation was incorporated under the laws of the State of Michigan on December 6, 1974. The Corporation's main offices are located at 130 S. Cedar Street, Manistique, MI 49854, and its telephone number is (906) 341-8401.

Aside from the stock of its subsidiaries and various cash accounts, the Corporation has no substantial assets. The Corporation's income depends upon dividends received from its subsidiaries, which are limited by applicable state and federal regulations.

As a bank holding company, the Corporation has broader corporate powers than its subsidiary bank. These broader corporate powers principally include the power to engage in certain non-banking businesses closely related to banking, to own the capital stock of banks and of business corporations which are not banks, located either within Michigan or outside of Michigan, all subject, however, to the provisions of the Bank Holding Company Act of 1956, as amended, and regulations of the Board of Governors of the Federal Reserve System.

                                USE OF PROCEEDS

The Corporation has no basis for estimating precisely the prices at which shares of Common Stock will be sold. However, the Corporation proposes to use the net proceeds from the sale of shares of Common Stock pursuant to the Plan, when and as received, for general corporate purposes.

                            DESCRIPTION OF THE PLAN

The North Country Financial Corporation Automatic Dividend Reinvestment Plan (the "Plan") is described in the following questions and answers. The Plan was approved by the Board of Directors of the Corporation on July 12, 1995, and became effective as of October 1, 1995. The Corporation initially reserved 500,000 shares of authorized and unissued Common Stock for issuance under the Plan. All shares of Common Stock issued and to be issued by the Corporation pursuant to the Plan have been or will be, when issued, fully paid and nonassessable.

1.   What is the Plan?

The Plan provides that the Corporation's eligible shareholders may reinvest their cash dividends automatically in shares of Common Stock. Shareholders, who are also employees of the Corporation's subsidiaries, may also make optional payroll deductions to purchase shares of Common Stock.

2.   What is the purpose of the Plan and what are its advantages?

The Plan offers a convenient and economical way for holders of record of the Corporation's Common Stock to increase their ownership of shares of Common Stock without incurring brokerage commissions or service charges and without having to pay full dealer mark-ups, if any. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to a participant's account. Participants will be credited with dividends on full and fractions of shares held under the plan.

To the extent that shares purchased under the Plan are purchased from the Corporation from its authorized and unissued shares of Common Stock, the Corporation will use the proceeds of the sale for working capital or other general corporate purposes.

3. Who administers the Plan and what reports will participants receive concerning the "Plan"?

North Country Bank and Trust (the "Agent") will administer the Plan and make purchases of shares of Common Stock under the plan for the account of participants. The Agent will send each participant a statement of his or her account under the Plan as soon as practicable following each purchase of shares of Common Stock. The Agent will also provide Plan participants with copies of any amendments to the Plan and any Prospectuses relating to the Plan together with information for reporting dividend income for federal income tax purposes. The Agent will also serve as custodian of shares purchased under the Plan to protect participants from loss, theft, or destruction of stock certificates.

All inquiries, notices, requests and other communications by participants concerning the Plan should be sent to the Agent at:

                          North Country Bank and Trust
                             130 South Cedar Street
                           Manistique, Michigan 49854

Participants may also contact the Agent by telephone at 906-341-8401.

The Corporation reserves the right to assume the administration of the Plan at any time and without prior notice to Plan participants. In the event the Agent should resign or otherwise cease to act as an agent or as custodian of shares under the Plan, the Corporation will make such other arrangements as it deems appropriate for administration of the Plan and the custody of shares purchased under the Plan.

4.   Who is eligible to participate in the Plan?

Any shareholder owning of record shares of Common Stock is eligible to participate in the Plan. If any shareholder owns stock which is registered in a different name and wishes to participate in the Plan, it will be necessary for him or her to withdraw his or her shares from "street name" or other registration and register the stock in his or her own name.

5.   How does an eligible stockholder participate?

Any eligible shareholder may participate in the Plan at any time by completing an authorization card and returning it to the Corporation. The authorization card will direct the Agent to apply cash dividends on all shares of Common Stock owned of record by the participant, or on such lesser number of shares of stock as may be designated by the participant, and all cash dividends on all shares of Common Stock credited to his or her account under the Plan, to the purchase of shares of Common Stock. If an authorization card is received later than the record date for a cash dividend, the dividend will be paid to the participant in cash and participation in the Plan will begin as of the next dividend payment date. A new authorization card, decreasing or increasing the amount of stock subject to the Plan, may be submitted at any time.

6.   Who may make optional payroll deductions?

Participating shareholders who are employees of the Corporation's subsidiaries may make optional payroll deductions to the Agent for the purpose of Common Stock under the Plan. An authorization card with respect to optional payroll deductions will be effective as of the payroll period next following the day the authorization card and payroll deduction agreement are executed by the participant and the employer. Cash received from a participant will be held by the Agent and used to purchase shares on the first day of the month following the end of the payroll period.

7.   When will funds be invested under the Plan?

Cash dividends (if any) will be invested within a reasonable time after the dividend payment date. Optional payroll deductions will be invested on the first day of the month following the end of the payroll period.

8.   What is the source of shares purchased under the Plan?

Shares purchased under the Plan will come from the authorized and unissued shares of the Common Stock or from shares purchased on the open market as determined by the Corporation. Any market purchases may be in negotiated transactions and may be on such terms as the Corporation may determine, but prices may not exceed current market prices at the time of purchase.

9.   What is the purchase price of the shares?

The price per share of Common Stock purchased with participant's cash dividends and/or optional payroll deductions will be determined by the Board of Directors if the Common Stock is purchased from the Corporation. The price per share for open market purchases will be determined through negotiation with the seller. No share of Common Stock will be purchased at a price in excess of current market prices at the time of purchase.

10.  How many shares of common stock will be purchased for a participant?

The number of shares to be purchased depends on the amount of the participant's dividend and/or optional payroll deductions and the price paid for the Common Stock. In making purchases for the participant's account, the Agent will pool the participant's funds with those of other participants. If funds received on behalf of a participant are insufficient to buy a full share (or shares) the Agent will credit the participant's account with a fractional share computed to three decimal places.

11.  Are any fees or expenses incurred by participants in the Plan?

Participants will not be responsible for payment of any brokerage commissions of fees or service charges in connection with the purchase of shares under the Plan whether their shares are newly issued or purchased on the open market.

12.  Will certificates be issued to participants for shares purchased?

Normally, certificates for shares purchased under the Plan will not be issued to participants. Instead, shares purchased for each participant will be credited to his or her account under the Plan and held for safety and convenience by the Agent, as custodian. Shares credited to the account of a participant under the Plan may not be assigned, pledged as collateral or otherwise transferred. However, either the Corporation or a participant (by written notice to the Agent) may elect to have certificates for any number of full shares credited to the participant's account furnished to the participant without affecting his or her participation in the Plan. No certificates will be issued for fractional shares.

13.  How does a participant withdraw from the Plan?

A participant may withdraw from the Plan at any time by notifying the Corporation in writing. If a participant's request to withdraw is received by the Agent before a dividend record date, the amount of the dividend which would have otherwise been applied for purchase of Common Stock on the related dividend payment date and all subsequent dividends will be paid to the withdrawing participant unless he or she re-enrolls in the Plan. If the request is received on or after the record date but before the dividend payment date, shares will be purchased for the participant's account and, as a result, the procedure outlined below for delivery of certificates, sale of shares and cash payments will be followed.

A request to withdraw from the optional payroll deduction feature of the Plan will be effective as of the payroll period beginning after the Corporation's receipt of the written withdrawal request.

When a participant withdraws from the Plan, a certificate for whole shares credited to his or her account under the Plan will be issued to the participant. The participant will receive a cash payment for any fractional share. A participant may not request that the Corporation or the Agent sell the whole shares credited to his or her Plan account or that the Corporation or the Agent purchase the shares.

Generally, it will require ten days to two weeks from the time notice of withdrawal is received by the Agent until share certificates are mailed to a participant. A longer time is required if the notice is received between a dividend record date and the dividend payment date.

An eligible shareholder may again become a participant at any time following his or her withdrawal by following the procedures then in effect for enrollment in the Plan.

14. What happens if the Corporation issues a stock dividend, declares a stock split, or has a rights offering?

Stock dividends in the form of Common Stock or split shares distributed by the Corporation on shares of Common Stock held by the Agent for a participant will be credited to the participant's Plan Account. Certificates for stock dividends and split shares distributed on shares of Common Stock registered in the name of the participant will be credited to the participant's Plan Account. Certificates for stock dividends and split shares distributed on shares of Common Stock registered in the name of the Participant will be mailed directly to the participant. In the event of a subscription rights offering or a dividend in the form of stock other than Common Stock, such rights or such stock will be mailed directly to a participant in the Plan in the same manner as to holders of Common Stock not participating in the Plan.

15.  Who votes the shares held by the Plan?

Each participant in the Plan will be sent a voting instruction form on which to indicate how the whole shares held by the Agent and credited to the participant's account under the Plan are to be voted. If the instruction form is returned to the Agent on a timely basis and properly signed, the Agent will vote the whole shares credited to the participant's account in accordance with the recommendations of the Corporation's management. If the form is not returned, returned unsigned or returned late, the shares credited to the participant's account will not be voted.

16. What is the tax status of reinvested cash dividends and shares of Common Stock acquired through the Plan?

Participants are advised to consult their own tax advisors with the respect to the tax consequences of their participation in the Plan. The reinvestment of cash dividends does not relieve the participant of any income tax payable on such dividends. In general, the Corporation believes that stockholders who participate in the Plan will have the same Federal and state income tax consequences, with respect to dividends payable to them, as any other holder of Common Stock. A participant will be treated for Federal income tax purposes as having received, on each dividend payment date, a dividend equal to the full amount of the cash dividend payable with respect to the participant's shares, even though that amount is not actually received by the participant in cash, but instead, is applied to the purchase of additional shares of Common Stock for the participant's account under the Plan. Each year a participant will receive from the Agent all required Internal Revenue Service Federal income tax statements which reflect the dividends paid on shares of Common Stock registered in the participant's name and the dividends paid on the participant's credited shares of Common Stock under the Plan.

The Internal Revenue Service has ruled that service fees paid by the Corporation on a participant's behalf are not subject to income taxes. The Internal Revenue Service has also ruled that when the Agent makes open market purchases of Common Stock, the pro-rata share of any brokerage fees attributable to such purchases will be included in the per-share price.

A participant will not realize any taxable income upon receipt of certificates for whole shares of Common Stock acquired through the plan. However, a participant who received a cash payment for a fractional share credited to a participant's Plan account may have a gain or loss recognized with respect to such fraction. Gain or loss may also be recognized by a participant when whole shares of Common Stock are sold by the participant after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount a participant receives for such shares or fraction of a share, and the purchase cost thereof. The Agents statements of a participant's Plan account should be retained by the participant to help determine the tax basis of shares of Common Stock acquired through the Plan.

17.  What is the responsibility of the Corporation and Agent under the Plan?

Neither the Corporation nor the Agent shall be liable in administering the Plan for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (1) arising out of failure to terminate the participant's Plan Account upon such participant's death prior to receipt of notice in writing of such death; (2) with respect to the prices at which shares of Common Stock are purchased or sold for the participant's Plan Account and the time when such purchases or sales are made (provided, however, that nothing herein shall be deemed to constitute a waiver of any rights that a participant might have under the Securities Exchange Act of 1934 or other applicable State securities laws); and (3) for any fluctuations in the market price after purchase or sale of shares of Common Stock.

18.  Who interprets and regulates the Plan?

The Board of Directors of the Corporation reserves the right to interpret and regulate the Plan.

19.  May the Plan be amended or discontinued?

The Board of Directors of the Corporation may suspend, amend, or terminate the Plan at any time. Participants will be notified of any such suspension, amendment or termination.

                                    EXPERTS

The financial statements of the Corporation as of December 31, 1997 for the year then ended are incorporated by reference in this Prospectus in reliance upon the report of Wipfli Ulrich Bertelson LLP, independent public accountants, and upon the authority of said firm are experts in accounting and auditing.

The financial statements of the corporation as of December 31, 1996, and for the two year period ended December 31, 1996, incorporated by reference in this Prospectus have been incorporated herein in reliance upon the report of Crowe, Chizek and Company LLP, independent certified public accountants.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed in (a) through (d) below and all documents subsequently filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated by reference in this Prospectus.

     (a) The  Corporation's  latest annual report on Form 10-K filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 which contains, either directly or by incorporation by reference, certified financial statements for the Corporation's latest fiscal year for which a Form 10-K was required to have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the  Corporation's  Common Stock,  registered  under
     Section 12 of the Securities Exchange Act of 1934, contained in the Corporation's Form 10, filed with the SEC on May 8, 1992, including any amendment or reports filed for the purpose of updating such description.

     (d) All  information  included  in the  future in  appendixes  to the North
     Country  Financial   Corporation   Automatic  Dividend   Reinvestment  Plan
     Prospectus.

                                INDEMNIFICATION

The Michigan Business Corporation Act and provisions of the Corporation's Bylaws provide for indemnification of the Corporation's directors and officers in a variety of circumstances against liabilities arising in connection with the performance of their duties. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses payable by the Corporation in connection with the issuance and distribution of the securities being registered are estimated to be:

         Registration Fee                               $15,000
         Legal Fees and Expenses*                         5,000
         Accountant's Fees and Expenses*                  1,800
         Miscellaneous Expenses*                            500
                                                        -------
         TOTAL                                          $22,300
                                                        =======

*Except for the registration fee all expenses are estimates

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Bylaws of the Corporation provide that the Corporation shall indemnify to the full extent permitted by law any person who is made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or serves or served any other enterprise at the request of the Corporation.

ITEM 16.  EXHIBITS

Exhibit
Number                              Description
-------        ---------------------------------------------------------
4(a)           The North Country Financial Corporation Automatic Dividend
               Reinvestment Plan.

4(b)*          Authorization Card.

5*             Opinion of Counsel.

23(a)          Consent of independent certified public accountants

23(b)*         Consent of Counsel

*PREVIOUSLY FILED

ITEM 17.  UNDERTAKINGS

2.1  The Registrant hereby undertakes:

          a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registrant Statement:

                    i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                   ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the Registrant Statement;
                  iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                    Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c)   To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

2.2 The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934(and, where applicable, each such filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Manistique and the State of Michigan, on August 25, 1998.

                                             NORTH COUNTRY FINANCIAL CORPORATION

                                             By:     /s/ Ronald G. Ford
                                                     --------------------------

Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                              Date
--------------------------     --------------------------------   --------

/s/ Michael C. Henrickson      Chairman and Director              8/25/98
--------------------------

/s/ John D. Lindroth           Vice Chairman and Director         8/25/98
--------------------------

/s/ Ronald G. Ford             CEO (Principal Executive           8/25/98
--------------------------     Officer) and Director

/s/ Sherry L. Littlejohn       President and Director             8/25/98
--------------------------

/s/ Paulette Demers            Secretary                          8/25/98
--------------------------

/s/ Charles B. Beaulieu        Director                           8/25/98
--------------------------

/s/ Bernard A. Bouschor        Director                           8/25/98
--------------------------

/s/ C. Ronald Dufina           Director                           8/25/98
--------------------------

/s/ Stanley J. Gerou II        Director                           8/25/98
--------------------------

/s/ Thomas G. King             Director                           8/25/98
--------------------------

/s/ John P. Miller             Director                           8/25/98
--------------------------

                                  EXHIBIT 4(a)

                       NORTH COUNTRY FINANCIAL CORPORATION
                      AUTOMATIC DIVIDEND REINVESTMENT PLAN

------------------------------------------------------------------------------

ARTICLE                       TITLE                                        PAGE
---------------------------------------------------------------------

Article I       PURPOSE....................................................    1

Article II      DEFINITIONS................................................    1
     2.1        Definitions................................................    1

Article III     PARTICIPATION..............................................    2
     3.1        Eligibility................................................    2
     3.2        Election to Participate....................................    2
     3.3        Commencement of Participation..............................    2
     3.4        Optional Payroll Deduction.................................    3
     3.5        Investment Options.........................................    3
     3.6        Amendment of Authorization Card............................    3

Article IV      PURCHASE OF COMMON STOCK...................................    3
     4.1        Dividend Reinvestment and Optional Payroll Deductions......    3
     4.2        Time of Purchases..........................................    3
     4.3        Purchase Price.............................................    4
     4.4        Commingling of Monies......................................    4
     4.5        Remaining Funds............................................    4
     4.6        Costs to Participants......................................    4

Article V       ADMINISTRATION.............................................    4
     5.1        Appointment of Agent.......................................    4
     5.2        Duties of Agent............................................    4
     5.3        Resignation of Agent.......................................    4
     5.4        Liability of the Corporation and the Agent.................    5
     5.5        Reports to Participants....................................    5

Article VI      DISTRIBUTIONS..............................................    5
     6.1        Withdrawal of Participation................................    5
     6.2        Issuance of Stock Certificates.............................    6
     6.3        Termination of the Plan....................................    6
     6.4        Disposition of All Shares..................................    6

Article VII     MISCELLANEOUS 7
     7.1        Non-Guarantee of Profits...................................    7
     7.2        Other Services.............................................    7
     7.3        Pledging of Common Stock...................................    7
     7.4        Voting of Shares...........................................    7
     7.5        Income Tax.................................................    7
     7.6        Stock Dividends and Related Matters........................    7
     7.7        Suspension, Modification or Termination of the Plan........    7
     7.8        Governing Law..............................................    8

                      NORTH COUNTRY FINANCIAL CORPORATION
                      AUTOMATIC DIVIDEND REINVESTMENT PLAN

                                   ARTICLE I

                                    PURPOSE

Effective October 1, 1995, the Corporation has adopted the North Country Financial Corporation Automatic Dividend Reinvestment Plan in order to provide a convenient and economical way for holders of the Corporation's Common Stock to increase their ownership of shares of Common Stock. Once a Shareholder is enrolled as a Participant in the Plan, his or her dividends and/or optional payroll deductions will be used to purchase the Corporation's Common Stock under the terms of the Plan.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

                                   ARTICLE II

                                   DEFINITIONS

2.1 Definitions: The following words and phrases shall, when used herein, have the following respective meanings unless the context clearly indicates otherwise:

     a) Agent: North Country Bank and Trust who will administer the Plan and make purchases of shares of Common Stock under the Plan for the Plan Account of Participants.

     b) Authorization Card: The form provided to a Shareholder by the Corporation which a Shareholder completes, that directs the Agent to apply cash dividends on any number of shares of Common Stock owned by record by the Shareholder and/or optional payroll deductions, and all cash dividends on all shares of Common Stock credited to his or her Plan Account under the Plan, to the purchase of shares of Common Stock.

     c) Board of Directors: The Corporation's governing body according to law and the Corporation's governing documents.

     d)   Common Stock: The Corporation's authorized shares of Common Stock.

     e) Corporation: North Country Financial Corporation, a bank holding company, organized and existing under the laws of the State of Michigan.

     f) Effective Date: October 1, 1995, the date on which the provisions of this Plan become effective.

     g) Employee: A Shareholder who, on or after the Effective Date, is receiving remuneration for personal services rendered to the Employer.

     h) Employer: North Country Bank and Trust, a bank corporation organized and existing under the laws of the State of Michigan, First Northern Services Company, a corporation organized and existing under the laws of the State of Michigan, and First Manistique Agency, a corporation organized and existing under the laws of the State of Michigan, or their respective successor or successors.

     i) Investment Date: For cash dividends, the quarterly cash dividend payment dates (if any) for the Common Stock. For optional payroll deductions, the first day of each month.

     j) Participant: A Shareholder participating in the Plan in accordance with the provisions of Article III.

     k) Plan: The North Country Financial Corporation Automatic Dividend Reinvestment Plan.

     l) Plan Account: The account maintained for a Participant to record the crediting of cash dividends, optional payroll deductions, shares of Common Stock, and adjustments relating thereto.

     m) Shareholder: Any registered holder of the Corporation's Common Stock. Beneficial owners of Common Stock whose shares are registered in street or nominee names are not considered Shareholders for purposes of the Plan unless they become registered holders by having such shares reissued in their names.

                                   ARTICLE III

                                  PARTICIPATION

3.1 Eligibility: As of the Effective Date, any Shareholder is eligible to participate in the Plan.

3.2 Election to Participate: An eligible Shareholder may join the Plan by completing an Authorization Card and returning it to the Corporation. An Authorization Card shall remain in effect until amended by the Participant, or until termination of the Plan, whichever occurs first.

3.3 Commencement of Participation: Reinvestment of cash dividends in Common Stock shall commence with the next Investment Date after receipt of the Authorization Card by the Corporation, provided it is received by the Corporation on or before the record date for that cash dividend. If an Authorization Card is received later than the record date for a cash dividend, the dividend will be paid to the Participant in cash and participation in the Plan will commence as of the next Investment Date.

3.4 Optional Payroll Deductions: An Employee Participant may make optional payroll deductions for the purchase of Common Stock under the Plan. An Authorization Card with respect to optional payroll deductions shall be effective as of the payroll period next following the day the Authorization Card and accompanying payroll deduction agreement are executed by the Employee and the Employer. Investment of optional payroll deductions in Common Stock will commence with the next Investment Date after receipt of the Authorization Card by the Corporation. Cash received from an Employee Participant will be held by the Agent and used to purchase Common Stock on the next Investment Date.

3.5 Investment Options: The Authorization Card shall direct the Agent to apply cash dividends on all shares of Common Stock owned of record by the Participant, or on such lesser number of shares as may be designated by the Participant, any optional payroll deductions, and all cash dividends on all shares of Common Stock credited to his or her Plan Account, to the purchase of Common Stock.

3.6 Amendment of Authorization Card: A Participant may amend his or her Authorization Card at any time by completing a new Authorization Card and returning it to the Corporation. Any amendment shall be effective as of the record date coinciding with, or next following, the date the amendment is received by the Corporation, and/or the next payroll period with respect to an Employee Participant.

                                   ARTICLE IV

                            PURCHASE OF COMMON STOCK

4.1 Dividend Reinvestment and Optional Payroll Deductions: On each Investment Date a Participant's dividends on the shares of Common Stock in his Plan Account and/or optional payroll deductions shall be remitted by the Corporation to the Agent. The Agent shall reinvest that dividend and/or optional payroll deduction in authorized and unissued shares of Common Stock or from shares of Common Stock purchased on the open market as determined by the Corporation.

     The Agent shall credit whole and fractional shares of Common Stock to the Participant's Plan Account (computed to three decimal places). A fractional share of Common Stock shall earn a proportionate share of future dividends.

4.2 Time of Purchases: Purchases of Common Stock under Section 4.1 shall be made by the Agent on the Investment Date or within a reasonable time thereafter, subject to the Agent's discretion, except where curtailment or suspension of purchases is necessary to comply with applicable provisions of federal or state securities laws.

4.3 Purchase Price: The per-share price of Common Stock purchased from the Corporation under the Plan shall be at fair market value as determined by the Board of Directors. Any market purchases may be on such terms as the Corporation may determine. No share of Common Stock shall be purchased under the Plan at a price in excess of current market prices at the time of purchase.

4.4 Commingling of Monies: In making purchases for Participants' Plan Accounts, the Agent may commingle a Participant's cash dividends and/or optional payroll deductions with those of others participating in the Plan so as to purchase the maximum number of whole shares of Common Stock. It is understood that any monies held under the Plan shall not bear interest.

4.5 Remaining Funds: Any cash dividends and/or optional payroll deductions remaining after purchase of the maximum number of shares of Common Stock under Section 4.1 shall be retained and applied to the purchase of Common Stock on the next Investment Date.

4.6 Costs to Participants: The Participant shall incur no costs for purchases of Common Stock by the Agent. Service charges, such as administration fees, are the responsibility of the Corporation.

                                    ARTICLE V

                                 ADMINISTRATION

5.1 Appointment of Agent: The Board of Directors shall appoint an Agent to administer the Plan and make purchases of Common Stock as agent for the Participants. The Board of Directors reserves the right to interpret and regulate the Plan. The Board of Directors has the authority to change the Agent at any time.

5.2 Duties of Agent: The Agent shall administer the Plan, keep records, send statements of account activity and other required reports to Participants, and perform any other duties related to the Plan. Common Stock purchased under the Plan and held by the Agent shall be registered in its name or the name of its agent designated for that purpose, as agent for each Participant.

5.3 Resignation of Agent: Should the Agent resign or otherwise cease to act as agent for the Participants, the Board of Directors shall make other arrangements as it deems appropriate for the administration of the Plan.

5.4 Liability of the Corporation and the Agent: Neither the Corporation, the Agent, nor any agent employed by the Agent shall be liable in administering the Plan for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability:

     (a) arising out of failure to terminate the Participant's Plan Account upon such Participant's death prior to receipt of notice in writing of such death;

     (b) with respect to the prices at which shares of Common Stock are purchased or sold for the Participant's Plan Account and the time when such purchases or sales are made (provided, however, that nothing herein shall be deemed to constitute a waiver of any rights that a Participant might have under the Securities Exchange Act of 1934 or applicable state securities laws); and

     (c) for any fluctuations in the market price after purchase or sale of shares of Common Stock.

5.5 Reports to Participants: Each Participant shall receive the following reports:

     (a) Purchase Reports. As soon as practicable following each purchase of shares of Common Stock for a Participant, the Participant shall receive a statement showing the amount invested, purchase price, the number of shares purchased, total shares accumulated, and other relevant information for the year to date.

     (b) Other Reports. Each Participant shall receive copies of the same communications sent to all other holders of shares of Common Stock, including the Corporation's quarterly reports and annual report to shareholders, a notice of the annual meeting and proxy statement and Internal Revenue Service information (on Form 1099- DIV) for reporting dividend income received.

     (c) Address. All notices, statements and reports from the Agent to a Participant shall be addressed to the Participant at his or her last address of record with the Agent. The Participant agrees to notify the Agent promptly in writing of any change of address.

                                   ARTICLE VI

                                  DISTRIBUTIONS

6.1 Withdrawal of Participation: A Participant may withdraw his or her participation in the Plan at any time by giving written notice to the Corporation. If the request to withdraw is received by the Corporation on or after the record date for a dividend payment, any dividend paid on the Investment Date shall be invested for the Participant's Plan Account. In addition, if the request to withdraw relates to the optional payroll deduction feature of the Plan, said request shall be effective with the payroll period beginning after the Corporation's receipt of the written withdrawal request. Within a reasonable time following such Investment Date, the Agent shall send the Participant at no charge, a certificate in the Participant's name, for the whole shares of Common Stock in the Participant's Plan Account and a cash payment shall be made for any fraction of a share.

6.2  Issuance of Stock Certificates:

     (a) Registration of Certificates. Certificates for shares of Common Stock purchased for a Participant shall be registered in the name of the Agent or its agent and shall not be issued in the Participant's name while the Participant is enrolled in the Plan.

     (b) Reissuance in Participant's Name. A Participant who desires to continue participation in the Plan, but elects to have the whole shares of Common Stock credited to the Participant's Plan Account reissued in the Participant's name, can do so at no charge upon written request to the Agent. Certificates for fractional shares of Common Stock shall not be issued under any circumstances.


          If the request to have whole shares of Common Stock reissued in the Participant's name is received by the Agent on or after the record date for a dividend payment, any dividend paid on the aforementioned whole shares on the Investment Date shall be invested for the Participant's Plan Account. The request shall be processed within a reasonable time following such Investment Date.

6.3 Termination of the Plan: In the event the Corporation should terminate the Plan, within a reasonable time following termination, the Agent shall send each Participant a certificate in the Participant's name, for the whole shares of Common Stock in the Participant's Plan Account and a cash payment shall be made for any fraction of a share.

6.4 Disposition of All Shares: If a Participant disposes of all shares of Common Stock registered in the Participant's name, the Agent shall continue to reinvest the dividends on the shares credited to the Participant's Plan Account until otherwise notified.

                                   ARTICLE VII

                                  MISCELLANEOUS

7.1 Non-Guarantee of Profits: Nothing contained herein shall be construed as an assurance by the Corporation of a profit to the Participant or protection against loss on the shares of Common Stock purchased under the Plan.

7.2 Other Services: The Agent may charge the Participant for services performed at the request of a Participant and not provided for herein.

7.3 Pledging of Common Stock: Shares of Common Stock credited to the Participant's Plan Account under the Plan may not be pledged. A Participant who wishes to pledge such shares must request that certificates for such shares be issued in the Participant's name.

7.4 Voting of Shares: For each meeting of shareholders, a Participant shall receive proxy material that will enable the Participant to vote both the shares of Common Stock registered in the Participant's name directly and/or whole shares of Common Stock credited to the Participant's Plan Account.

7.5 Income Tax: It is understood by the Participant that the reinvestment of dividends and/or optional payroll deductions does not relieve the Participant of any income tax which may be payable. The Corporation shall not withhold taxes from dividends, unless the Internal Revenue Service directs the Corporation to withhold on any dividend payment to specified Participants who under-report dividend income. In such a situation, the amount withheld shall not be reinvested under the Plan.

7.6 Stock Dividends and Related Matters: Stock dividends in the form of Common Stock or stock splits distributed by the Corporation on shares of Common Stock held by the Agent for a Participant shall be credited to the Participant's Plan Account. Certificates for such stock dividends and stock splits distributed on shares of Common Stock registered in the name of the Participant shall be made directly to the Participant. In the event of a subscription rights offering or a dividend in the form of a stock other than Common Stock, such rights or other stock shall be mailed directly to a Participant in the Plan in the same manner as to holders of Common Stock not participating in the Plan.

7.7 Suspension, Modification, or Termination of the Plan: Notwithstanding anything herein to the contrary, the Corporation reserves the right to interpret and regulate the Plan as it deems desirable or necessary. The Corporation reserves the right to suspend, modify, or terminate the Plan at any time, but such action shall have no retroactive effect that would prejudice the interests of Participants. Notice of any such suspension, modification, or termination shall be sent to all Participants at least 30 days prior to the effective date thereof.

7.8 Governing Law: The terms and conditions of this Plan, the Authorization Card signed by the Participant (which is deemed a part of this Plan), and the Plan's operation shall be governed by and construed in accordance with the laws of the State of Michigan and the rules of the Securities and Exchange Commission.


Dated this twenty-fifth day of August, 1998


                                      NORTH COUNTRY FINANCIAL CORPORATION


                                      By: /s/ Ronald G. Ford
                                          -------------------------------
                                          Ronald G. Ford, CEO

                                                                     Exhibit 23a



                        Independent Accountants' Consent



We consent to the incorporation by reference in the Registration Statement Post Effective Amendment No. 1 on Form S-3 (No. 33-61533) of North Country Financial Corporation of our report dated January 30, 1998, relating to the consolidated balance sheet of North Country Financial Corporation (f/k/a First Manistique Corporation) and Subsidiaries as of December 31, 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended, which report is included in the December 31, 1997, annual report on Form 10-K of North Country Financial Corporation and to the continued reference to our firm as experts in the prospectus which is a part of the Registration Statement.




                                  Wipfli Ullrich Bertelson LLP
                                  /s/ Wipfli Ullrich Bertelson LLP

Appleton, Wisconsin
August 25, 1998

Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-3 of North Country Financial Corporation pertaining to the registration of 500,000 shares of common stock with respect to the Automatic Dividend Reinvestment Plan of North Country Financial Corporation, of our report dated February 14, 1997 with respect to the consolidated financial statements of North Country Financial Corporation, incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                       Crowe, Chizek and Company LLP
                                       /s/ Crowe, Chizek and Company LLP

Grand Rapids, Michigan
August 25, 1998